UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 31, 2006
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	0-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1307 Venables Street Vancouver, British Columbia, Canada	V5L 2G1
(Address of principal executive offices)	(Zip Code)

(604) 255-5005
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Share Exchange Agreement", dated for reference effective as fully executed on August 21, 2006 (the "Share Exchange Agreement"), as entered into among Naturally Advanced Technologies Inc. (the "Company") and each of Peter Moore, Chen Yen Yeo, James A. Stutts, Jr. and Mary E. McGoldrick (collectively, the "Shareholders"); the Shareholders then owning 25% of the issued and outstanding shares of Crailar Fiber Technologies Inc. ("Crailar"; and such shares being, collectively, the "Crailar Shares") with the Company then owning the remaining 75% of the issued and outstanding shares of Crailar; the Company therein agreed, subject to certain conditions precedent, to exchange and acquire the Crailar Shares from the Shareholders in consideration of the aggregate issuance from treasury by the Company to the Shareholders of 5,200,000 common shares (each a "Company Share") and 5,200,000 non-transferable common stock share purchase warrants (each a "Company Warrant") to acquire an equivalent number of common shares of the Company (collectively, the "Crailar Share Exchange").

Effective on August 31, 2006, and the conditions precedent under the Share Exchange Agreement having been satisfied, the Company completed the Crailar Share Exchange and, as a consequence, the Company is now the owner of 100% of the issued and outstanding share capital of Crailar.

As a consequence of the completion of the Share Exchange Agreement the Company has now, and effective on August 31, 2006, issued each of the 5,200,000 Company Shares and Company Warrants to the Shareholders. Each such Company Warrant now entitles the Shareholder thereof to acquire a further common share of the Company (each a "Company Warrant Share") until the close of business on March 15, 2007 (the end of the "Warrant Exercise Period") at an exercise price of U.S. $0.50 per Company Warrant Share until September 15, 2006 and at an exercise price of U.S. $1.00 per Company Warrant Share from September 16, 2006 until the end of the Warrant Exercise Period.

Peter Moore is a director of the Company and Mr. Moore did not participate in any discussions of the Board of Directors of the Company respecting the Company's ratification of the Crailar Share Exchange and its completion thereof. Mr. Moore was the owner of 38.46% of the Crailar Shares having been acquired by the Company and received an aggregate of 2,000,000 of the Company Shares and 2,000,000 Company Warrants pursuant to the completion of the Crailar Share Exchange.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01       Completion of Acquisition or Disposition of Assets.

As set forth under Item 1.01 above, effective on August 31, 2006 the Company completed the Crailar Share Exchange and, as a consequence, the Company is now the owner of 100% of the issued and outstanding share capital of Crailar.

As a consequence of the completion of the Share Exchange Agreement the Company has now, and effective on August 31, 2006, issued each of the 5,200,000 Company Shares and 5,200,000 Company Warrants to the Shareholders in the following manner:

Shareholder	Number of Company Shares and Company Warrants
Peter Moore:	2,000,000 Company Shares and 2,000,000 Company Warrants;
Chen Yen Yeo:	2,000,000 Company Shares and 2,000,000 Company Warrants;
James A. Stutts, Jr.:	600,000 Company Shares and 600,000 Company Warrants; and
Mary E. McGoldrick:	600,000 Company Shares and 600,000 Company Warrants.

Peter Moore is a director of the Company and Mr. Moore did not participate in any discussions of the Board of Directors of the Company respecting the Company's ratification of the Crailar Share Exchange and its completion thereof.

SECTION 3 - SECURITIES AND TRADING MATTERS

Item 3.02       Unregistered Sales of Equity Securities.

As set forth under Item 1.01 above, effective on August 31, 2006 the Company completed the Crailar Share Exchange and, as a consequence, the Company is now the owner of 100% of the issued and outstanding share capital of Crailar.

As a consequence of the completion of the Share Exchange Agreement the Company has now, and effective on August 31, 2006, issued each of the 5,200,000 Company Shares and 5,200,000 Company Warrants to the Shareholders.

Each such Company Warrant now entitles the Shareholder thereof to acquire a further Company Warrant Share until the close of business on March 15, 2007 (again, the end of the "Warrant Exercise Period") at an exercise price of U.S. $0.50 per Company Warrant Share until September 15, 2006 and at an exercise price of U.S. $1.00 per Company Warrant Share from September 16, 2006 until the end of the Warrant Exercise Period.

The company issued the Company Shares and the Company Warrants in a transaction that did not involve any public offering. As such, the transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). In addition, the issuance of Company Shares and Company Warrants to Chen Yen Yeo is exempt from registration pursuant to Regulation S promulgated under the 1933 Act because Chen Yen Yeo is not a United States resident and, as such, such issuance did not involve the offer or sale of securities within the United States.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)     Exhibits.
Submitted herewith:
Exhibit	Description
10.1

Share Exchange Agreement, dated as executed on August 21, 2006, as entered into among the Company and each of Peter Moore, Chen Yen Yeo, James A. Stutts, Jr. and Mary E. McGoldrick and respecting Crailar Fiber Technologies Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATURALLY ADVANCED TECHNOLOGIES INC.
DATE: September 18, 2006.	By: "Kenneth Barker" ___________________________________ Kenneth Barker Chief Executive Officer and a director

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